EXHIBIT 99.1

FIRST CENTURY BANKSHARES, INC.

FINANCIAL REPORT

DECEMBER 31, 2016

CONTENTS

Page
INDEPENDENT AUDITOR’S REPORT	3

FINANCIAL STATEMENTS

Consolidated Statements of Financial Condition	4
Consolidated Statements of Income	5
Consolidated Statements of Comprehensive Income	6
Consolidated Statements of Changes in Stockholders’ Equity	7
Consolidated Statements of Cash Flows	8

NOTES TO FINANCIAL STATEMENTS	9-40

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

First Century Bankshares, Inc. and Subsidiary

Bluefield, West Virginia

We have audited the accompanying consolidated financial statements of First Century Bankshares, Inc. and Subsidiary (the “Company”), which comprise the consolidated statements of financial condition as of December 31, 2016 and 2015 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Century Bankshares, Inc. and Subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

Bluefield, West Virginia

March 22, 2017

First Century Bankshares, Inc.

Consolidated Statements of Financial Condition

	December 31,
	2016	2015
	(Dollars in Thousands, Except Per Share Data)
ASSETS
Cash and due from banks	$10,147	$9,533
Interest-bearing balances with banks	40,404	29,127
Securities available-for-sale	69,587	77,535
Securities held-to-maturity (estimated fair value of $34,667 in 2016 and $35,256 in 2015)	34,606	34,632
Federal Home Loan Bank and Federal Reserve Bank Stock	581	593
Loans	227,875	234,234
Less allowance for loan losses	2,501	3,552

Net loans	225,374	230,682
Premises and equipment, net	10,570	11,201
Other real estate owned	4,880	4,899
Goodwill	5,183	5,183
Other assets	3,464	2,754

TOTAL ASSETS	$404,796	$406,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$63,253	$58,825
Interest-bearing	283,732	291,435

Total deposits	346,985	350,260
Other borrowings	9,445	7,424
Other liabilities	2,345	3,164

TOTAL LIABILITIES	$358,775	$360,848

Commitments and contingencies (see Notes 8 and 9)
STOCKHOLDERS’ EQUITY
Common stock - $1.25 par value; 10,000,000 shares authorized and 2,000,000 shares issued at December 31, 2016 and 2015; 1,903,120 shares outstanding at December 31, 2016 and 2015	2,500	2,500
Paid-in capital	757	757
Retained earnings	45,124	47,903
Accumulated other comprehensive loss, net of tax	(80)	(3,589)
Treasury stock, at cost; 96,880 shares at December 31, 2016 and 2015	(2,280)	(2,280)

TOTAL STOCKHOLDERS’ EQUITY	46,021	45,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$404,796	$406,139

The accompanying notes are an integral part of the consolidated financial statements.

First Century Bankshares, Inc.

Consolidated Statements of Income

	Years Ended December 31,
	2016	2015
	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest and fees on loans	$11,122	$11,691
Interest on balances with banks	190	92
Interest and dividends from securities available for sale:
Taxable	1,060	1,179
Interest and dividends from securities held to maturity:
Taxable	257	247
Tax-exempt	712	715

TOTAL INTEREST INCOME	13,341	13,924

INTEREST EXPENSE
Interest on time certificates of $100,000 or more	390	403
Interest on other deposits	693	703
Interest on short-term borrowings	13	17

TOTAL INTEREST EXPENSE	1,096	1,123

Net interest income	12,245	12,801
Provision for loan losses	701	283

Net interest income after provision for loan losses	11,544	12,518

NONINTEREST INCOME
Income from fiduciary activities	1,965	1,897
Service charges on deposit accounts	1,517	1,472
Other noninterest income	1,881	1,867
Securities gains	46	40

TOTAL NONINTEREST INCOME	5,409	5,276

NONINTEREST EXPENSE
Salaries, wages, and other employee benefits	11,365	6,432
Premises and equipment	2,559	2,710
Data processing	1,254	1,107
FDIC assessments	230	327
Loan collection expense	426	381
Impairment write downs of other real estate owned	—	731
Advertising and public relations	71	113
Postage	180	189
Supplies and printing	178	206
Consulting fees	146	158
Legal and accounting fees	366	93
Director fees	207	257
Loss on sales of OREO	235	61
Other noninterest expense	1,740	1,663

TOTAL NONINTEREST EXPENSE	18,957	14,428

Income (loss) before income taxes	(2,004)	3,366
Provision for income taxes	(843)	1,040

NET INCOME (LOSS)	$(1,161)	$2,326

NET INCOME (LOSS) PER COMMON SHARE:
Basic and diluted	$(.61)	$1.22

AVERAGE SHARES OUTSTANDING:
Basic and diluted	1,903,120	1,903,120

The accompanying notes are an integral part of the consolidated financial statements

First Century Bankshares, Inc.

Consolidated Statements of Comprehensive Income

	Years Ended December 31,
	2016	2015
	(Dollars in thousands)
NET INCOME (LOSS)	$(1,161)	$2,326
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) from available-for-sale securities, net of income tax effect of $66 for 2016 and ($55) for 2015	(112)	92
Reclassification adjustment to transfer net securities gains recognized in net income, net of income tax effect of $17, for 2016 and $15, for 2015	(29)	(25)
Unrealized gains (losses) for pension and postretirement benefit obligations, net of income tax effect of ($23) for 2016 and $160 for 2015	38	(270)
Reclassification adjustment to transfer net actuarial losses to pension and postretirement benefit expense, net of tax effect of ($2,148) in 2016 and ($49) in 2015, included in Salaries, wages, and other employee benefits	3,612	82

Other comprehensive income (loss)	3,509	(121)

COMPREHENSIVE INCOME	$2,348	$2,205

The accompanying notes are an integral part of the consolidated financial statements

First Century Bankshares, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income(Loss)	Treasury Stock	Total
	(Dollars in thousands)
Balance at December 31, 2014	$2,500	$757	$47,157	$(3,468)	$(2,280)	$44,666
Net income	—	—	2,326	—	—	2,326
Other comprehensive income (loss)	—	—	—	(121)	—	(121)
Cash dividends paid—$0.83 per share	—	—	(1,580)	—	—	(1,580)

Balance at December 31, 2015	$2,500	$757	$47,903	$(3,589)	$(2,280)	$45,291

Balance at December 31, 2015	$2,500	$757	$47,903	$(3,589)	$(2,280)	$45,291
Net income	—	—	(1,161)	—	—	(1,161)
Other comprehensive income (loss)	—	—	—	3,509	—	3,509
Cash dividends paid—$0.85 per share	—	—	(1,618)	—	—	(1,618)

Balance at December 31, 2016	$2,500	$757	$45,124	$(80)	$(2,280)	$46,021

The accompanying notes are an integral part of the consolidated financial statements

First Century Bankshares, Inc.

Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
	2016	2015
	(Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) before adjustments to reconcile net income to net cash provided by operating activities:	$(1,161)	$2,326
Provision for loan losses, net	701	283
Depreciation and amortization	795	849
Securities gains	(46)	(40)
Deferred income tax expense (benefit)	(1,393)	(15)
Pension plan settlement cost	5,459	256
Impairment write-downs on other real estate owned	—	731
(Gains) Losses on disposal of other real estate owned	224	(25)
Net investment amortization	392	352
(Increase) Decrease in interest receivable	10	(10)
(Increase) Decrease in other assets	(697)	67
Increase (Decrease) in interest payable and other liabilities	(1,151)	16

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,133	4,790
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities held-to-maturity	(2,041)	(6,624)
Purchases of securities available-for-sale	(32,696)	(25,282)
(Purchases) Redemptions of FHLB Stock	11	(10)
Proceeds from maturities and calls of securities held-to-maturity	1,844	3,810
Proceeds from maturities and calls of securities available-for-sale	38,027	25,216
Proceeds from sales of securities available for sale	2,270	4,967
Net decrease in loans	3,439	4,704
Proceeds from disposal of other real estate owned	940	4,233
Acquisition of fixed assets	(164)	(371)

NET CASH PROVIDED BY INVESTING ACTIVITIES	11,630	10,643
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand and savings deposits	10,807	9,469
Net decrease in time deposits	(14,082)	(3,311)
Net increase (decrease) in short-term borrowings	2,021	(2,371)
Cash dividends paid	(1,618)	(1,580)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(2,872)	2,207

Net increase in cash and cash equivalents	$11,891	$17,640
Cash and cash equivalents at beginning of year	38,660	21,020

Cash and cash equivalents at end of year	$50,551	$38,660

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$1,096	$1,122
Income taxes	$1,260	$943
Supplemental disclosures of non-cash transactions:
Transfers of loans to other real estate owned	$1,149	$677
Loans made to finance purchases of other real estate owned	$36	$—

The accompanying notes are an integral part of the consolidated financial statements

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting and Reporting Policies

First Century Bankshares, Inc. (the “Corporation” or the “Company”), and its wholly owned subsidiary, First Century Bank, Inc. (“FCB”), operate twelve branches and one loan production office in southern West Virginia and southwestern Virginia.

The Corporation’s primary source of revenue is derived from loans to customers who are predominately small to medium size businesses and middle income individuals. The accounting and reporting policies of the Corporation conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The following is a summary of the more significant accounting and reporting policies:

Management Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates relate to the calculation of the allowance for loan losses, valuation of impaired loans, valuation of other real estate owned, goodwill impairment and valuation of pension and postretirement benefits. Actual results could differ from those estimates.

Principles of Consolidation — The consolidated financial statements include the accounts of First Century Bankshares, Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents — For purposes of reporting cash flows, cash equivalents include cash on hand and amounts due from banks (including cash items in process of collection); interest–bearing balances with banks and federal funds sold. To comply with Federal Reserve regulations, the subsidiary bank is required to maintain reserve balances with the Federal Reserve Bank of Richmond. The amount of those reserve balances was $275,000 at both December 31, 2016 and 2015, respectively.

Securities — Securities are classified as either held-to-maturity, available-for-sale or trading. Classification of securities is determined on the date of purchase. In determining such classification, debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. All other securities are classified as available-for-sale and are carried at fair value with unrealized gains and losses included in comprehensive income. The Corporation has no securities classified as trading.

Realized gains and losses, determined using the specific identification method, and declines in value judged to be other than temporary are included in noninterest income. Premiums and discounts are amortized into interest income using a level yield method.

Loans — Loans are reported at their principal outstanding balance net of charge-offs and certain other deferred or unearned income. Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans. Interest income, net of amortization or accretion of deferred items, is recognized as earned using the interest method.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting and Reporting Policies (continued)

The segments of the Company’s loan portfolio are disaggregated to a level that allows management to monitor risk and performance. In reviewing risk, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the commercial loan portfolio; (ii) the commercial real estate loan portfolio; (iii) the consumer loan portfolio; (iv) the residential real estate portfolio: and, (iv) the residential construction loan portfolio. The commercial real estate (“CRE”) loan segment is further disaggregated into three classes. Commercial construction loans are generally made to developers or investors for the purpose of acquiring, developing and constructing residential or commercial structures. Non-owner occupied CRE loans, which include loans secured by non-owner occupied nonfarm nonresidential properties, generally have a greater risk profile than all other CRE loans, which include multifamily structures and owner-occupied commercial structures. Construction lending is generally considered to involve a higher degree of credit risk than long-term permanent financing. Construction loans to businesses for building commercial structures are inherently more risky than residential construction loans that are generally made to individuals for the acquisition of and/or construction on a lot or lots on which a residential dwelling is to be built. If the estimate of construction cost proves to be inaccurate, the Company may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If the Company is forced to foreclose on a project prior to completion, there is no assurance that it will be able to recover the entire unpaid portion of the loan. In addition, the Company may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time. The commercial business segment consists of loans made for the purpose of financing the activities of commercial customers. The residential mortgage loan segment is made up of fixed rate and adjustable rate single-family amortizing term loans, which are primarily first liens. Consumer loans consist of motor vehicle loans, savings account loans, personal lines of credit, overdraft loans, other types of secured consumer loans, and unsecured personal loans.

Allowance for Loan Losses and Reserve for Unfunded Lending Commitments — It is the policy of the Corporation to maintain an allowance for loan losses and a reserve for unfunded lending commitments that equals management’s best estimate of probable credit losses that are inherent in the portfolio at the balance sheet date. The adequacy of the allowance for loan losses is periodically evaluated by the Corporation in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management’s evaluation of the adequacy of the allowance is based on a review of the Corporation’s historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, charge-offs, and the risk ratings of the various loan categories. Such factors as the level and trend of interest rates, the condition of the national and local economies and industry concentrations are also considered.

The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of impaired loans are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting and Reporting Policies (continued)

A loan is considered impaired, based on current information and events, if it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans that are collateral dependent is based on the fair value of the collateral. The measurement of other impaired loans is generally based on the present value of expected future cash flows discounted at the loan’s contractual interest rate.

The Corporation uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers’ financial data and borrowers’ operating factors such as cash flows, operating income or loss, etc.

When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

Unsecured loans are typically charged-off within 90 days of becoming delinquent. All secured consumer loans are to be charged-off or written down to fair value of collateral on or before becoming 120 days past due. Loans secured by residential real estate are written down to the fair value of collateral on or before becoming 180 days past due, unless the loan is in bankruptcy or other legal collection proceedings and may go 365 days before a charge-off is taken.

Secured commercial loans, including commercial, commercial real estate and commercial construction loans, are to be charged off promptly upon determination that all or a portion of any loan balance is uncollectible. A commercial loan is considered uncollectible when the borrower is delinquent in principal or interest and 1) it is unlikely the borrower will have the ability to pay the debt in a timely manner, 2) collateral value is insufficient to cover the outstanding indebtedness and 3) guarantors do not provide adequate support.

We identify past due loans based on contractual terms on a loan by loan basis.

The methodology used to determine an estimate for the reserve for unfunded lending commitments is inherently similar to the methodology used in calculating the allowance for loan losses adjusted for factors specific to binding commitments, including the probability of funding and exposure at the time of funding. The reserve for unfunded lending commitments is included in other liabilities with increases or decreases included in noninterest expense. At December 31, 2016 and 2015, the reserve for unfunded lending commitments was $10,000. Estimates may change at some point in the future.

Income Recognition on Impaired and Nonaccrual Loans — Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting and Reporting Policies (continued)

Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of the loan agreement.

While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Loan Servicing — At December 31, 2016 and 2015, the Corporation serviced the home mortgage loans of approximately 1,000 borrowers. Loans are serviced for the Federal National Mortgage Association (Fannie Mae). As of December 31, 2016, the Corporation serviced loans with an aggregate principal amount of approximately $91,854,000 compared to $98,740,000 at December 31, 2015. The average annual servicing fee on its servicing portfolio was 0.25% for 2016 and 2015. The Corporation’s servicing business collects mortgage payments, administers tax and insurance escrows, and seeks to mitigate losses on defaulted loans and responds to borrower inquiries. Fannie Mae reserves the right to change service providers at its discretion. Therefore, the Corporation does not recognize an intangible asset for mortgage servicing rights. During 2016 and 2015, the loan servicing function generated fees of approximately $236,000 and $254,000, respectively.

Other Real Estate Owned — Other real estate owned includes properties on which the Corporation’s subsidiary has foreclosed and taken title, or has taken possession of the collateral in-substance, but has not completed legal foreclosure proceedings. Real estate properties acquired as a result of foreclosures are carried at the lower of the recorded investment in the loan or the fair value less estimated selling costs. Any excess of the outstanding principal loan balance over the fair value less estimated selling costs of the foreclosed property is charged to the allowance for loan losses. Any subsequent fair value adjustments and net operating expenses are charged to noninterest expense.

Premises and Equipment — Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight–line method based upon the estimated useful lives of the assets. Buildings and improvements have estimated useful lives of 20 to 40 years. Equipment and fixtures have estimated useful lives of 3 to 10 years. The cost of major improvements is capitalized. The expenditures for maintenance and repairs are charged to expense as incurred. Gains or losses on assets sold are included in other noninterest income or expense.

Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities The Corporation applies a financial-components approach that focuses on control when accounting and reporting for transfers and servicing of financial assets and extinguishments of liabilities. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This approach provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting and Reporting Policies (continued)

Goodwill And Other Intangibles — Goodwill and indefinite-lived intangible assets are not amortized, but are reviewed at least annually for impairment. If impaired, goodwill or indefinite-lived intangible assets are written down to fair value, calculated using the discounted cash flow method. The unimpaired balance of goodwill and indefinite-lived intangibles totaled approximately $5,183,000 at December 31, 2016 and 2015.

Income Taxes — The Corporation files a consolidated federal income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The Corporation classifies interest and penalties related to income tax assessments, if any, in interest expense or noninterest expense, respectively in the consolidated statements of operations. Tax years 2013 through 2016 are subject to examination by the Internal Revenue Service and the West Virginia Department of Taxation. The Corporation has analyzed the tax positions taken or expected to be taken in its tax returns and has concluded it has no liability related to uncertain tax positions.

Segment Information — Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Corporation has determined that it has one significant operating segment, the providing of general commercial financial services to customers located in the geographic areas of southern West Virginia and southwestern Virginia. The various products are those generally offered by community banks, and the allocation of resources is based on the overall performance of the institution, versus the individual branches or products.

Comprehensive Income — The Company classifies items of other comprehensive income by their nature in the financial statements and displays accumulated other comprehensive income separately from retained earnings in the equity section of the balance sheet. Unrealized gains and losses on available-for-sale securities and net accrued pension and postretirement benefit liability are the components of the Company’s other accumulated comprehensive income.

Post Employment Benefits — The Corporation has a defined benefit pension plan covering employees meeting certain age and service requirements. This pension plan was terminated in 2016 as disclosed in Note 6. There are also two defined benefit post retirement plans that provide medical and life insurance benefits. The net periodic costs of these plans are computed in accordance with Accounting Standards Codification Topic 712, “Compensation — Nonretirement Postemployment Benefits.”

Subsequent Events — Subsequent events were evaluated through March 22, 2017, the date the financial statements were available to be issued.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting and Reporting Policies (continued)

Recent Accounting Pronouncements and Changes

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 was effective for annual reporting periods beginning after December 15, 2017. ASU No. 2015-14 issued in August 2015 deferred the effective date of this Update to annual reporting periods beginning after December 15, 2018. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The adoption of this ASU is not expected to have a material effect on the Bank’s current financial position or results of operations; however, it may impact the reporting of future financial statement disclosures.

In January 2016, ASU No. 2016-01 Financial Instruments – Overall (Subtopic 825-10) was issued by the FASB. The amendments address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The amendments will be effective for fiscal years beginning after December 15, 2018. The Bank is currently evaluating the impact of these amendments on its financial statements.

In June 2016, ASU No. 2016-13 Financial Instruments – Credit Losses (Topic 326) was issued by the FASB. The ASU is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. The ASU is effective for the Bank in fiscal years beginning after December 15, 2020. Early application will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Bank is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

Other accounting standards have been issued by the FASB that are not currently applicable to the Bank or are not expected to have a material impact on the Bank’s financial statements.

2. Securities

Securities available-for-sale at December 31, 2016 and 2015 are summarized as follows:

	2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
U.S. Government agency obligations	$54,313	$22	$343	$53,992
U.S. Government agency mortgage-backed securities	15,749	40	194	15,595

TOTAL SECURITIES AVAILABLE-FOR-SALE	$70,062	$62	$537	$69,587

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

2. Securities (continued)

	2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
U.S. Government agency obligations	$65,272	$46	$344	$64,974
U.S. Government agency mortgage-backed securities	12,515	75	29	12,561

TOTAL SECURITIES AVAILABLE-FOR-SALE	$77,787	$121	$373	$77,535

Securities held-to-maturity at December 31, 2016 and 2015 are summarized as follows:

	2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
State and municipal obligations	$34,606	$341	$280	$34,667

TOTAL SECURITIES HELD-TO-MATURITY	$34,606	$341	$280	$34,667

	2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in Thousands)
State and municipal obligations	$34,632	$721	$97	$35,256

TOTAL SECURITIES HELD-TO-MATURITY	$34,632	$721	$97	$35,256

Securities with an aggregate fair value of $21,231,000 at December 31, 2016 and $34,613,000 at December 31, 2015, were pledged to secure public and trust deposits and for other purposes required or permitted by law, including approximately $14,663,000 at December 31, 2016 and $10,932,000 at December 31, 2015 pledged to secure repurchase agreements.

Sales of securities available for sale were as follows:

	2016	2015
	(Dollars in Thousands)
Proceeds from sales	$2,270	$4,967
Gross realized gains	46	40

The amortized cost and estimated fair value for securities available-for-sale and securities held-to-maturity by contractual maturities at December 31, 2016 are shown in the following tables. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	Amortized Cost	Fair Value	Net Unrealized Gains (Losses)
	(Dollars in Thousands)
Due in one year or less	$8,025	$8,031	$6
Due after one year through five years	46,288	45,961	(327)
Due after five years through ten years	4,703	4,720	17
Due after ten years	11,046	10,875	171

TOTAL SECURITIES HELD-TO-MATURITY	$70,062	$69,587	$(475)

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

2. Securities (continued)

	Amortized Cost	Fair Value	Net Unrealized Gains (Losses)
	(Dollars in Thousands)
Due in one year or less	$2,550	$2,568	$18
Due after one year through five years	10,966	11,015	49
Due after five years through ten years	15,700	15,688	(12)
Due after ten years	5,390	5,396	6

TOTAL SECURITIES HELD-TO-MATURITY	$34,606	$34,667	$61

The Company held 30 available-for-sale securities and 37 held-to-maturity securities with unrealized losses at December 31, 2016. The following table shows the gross unrealized losses and fair value of the Corporation’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category at December 31, 2016:

	Less Than Twelve Months		More than Twelve Months
	(Dollars in Thousands)
Description of Security	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Securities available for sale:
U.S. Government agency obligations	$343	$31,973	—	—
U.S. Government agency mortgage-backed securities	194	12,661	—	—

TOTAL SECURITIES AVAILABLE-FOR-SALE	$537	$44,634	—	—

Securities held to maturity:
State and municipal obligations	$280	$14,863	—	—

TOTAL SECURITIES HELD-TO-MATURITY	$280	$14,863	—	—

For all of these securities, because the decline in market value is attributable to changes in interest rates and not credit quality and because the Corporation has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Corporation does not consider these investments to be other-than-temporarily impaired at December 31, 2016.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses

Loans at December 31, 2016 and 2015 consisted of the following:

	December 31,
	2016	2015
	(Dollars in Thousands)
Commercial	$27,379	$28,656
Commercial–real estate
Construction	9,882	1,317
Owner occupied	20,236	25,885
Non-owner occupied	42,114	51,922

Total commercial loans	99,611	107,780

Consumer	15,397	15,634
Residential real estate	105,872	103,576
Residential construction	6,995	7,244

Total consumer loans	128,264	126,454

TOTAL LOANS	$227,875	$234,234

Loans are shown net of deferred fees of $218,000 and deferred costs of $724,000 at December 31, 2016, and net of deferred fees of $235,000 and deferred costs of $660,000 at December 31, 2015.

The Corporation’s subsidiary has had and can be expected to have in the future various banking transactions with directors, executive officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). These loans to related parties are summarized as follows:

	2016	2015
	(Dollars in Thousands)
BALANCE AT BEGINNING OF YEAR	$6,769	$18,222
New loans	3,682	2,118
Repayments	3,415	13,571

BALANCE AT END OF YEAR	$7,036	$6,769

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Company has a structured loan rating process with both internal and external oversight. The Credit Administration Department is responsible for the timely and accurate risk rating of the loan portfolio at origination and on an ongoing basis. As part of this process the Company’s loan officers are responsible for providing the Credit Administration Department with all necessary information needed to accurately risk rate the loans in excess of $300,000 in their portfolios at origination and on an ongoing basis. Loans under $300,000 are assigned a risk rating by the responsible lender based upon the class and risk characteristics of the loan. The Company’s approving Committees review risk ratings when approving a loan. Additionally, on a quarterly basis any risk rating changes are reported to the Discount Committee and the Board of Directors, except those made within the pass risk ratings. Detailed problem loan reports, including plans for resolution, are completed on loans classified as OAEM and Substandard greater than $250,000 on a quarterly basis. The Company’s process requires the review and evaluation of impaired loans greater than $250,000 and all troubled debt restructures to be updated at least quarterly. The Company engages an external consultant to conduct loan review on a quarterly basis. Generally, the external consultant reviews commercial relationships to achieve a minimum 70% penetration level and all adversely classified commercial credits.

Loans are categorized into one of nine loan grades with grades 1 through 5 representing various levels of acceptable loans and grades 6 through 9 representing various levels of credit deterioration.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

6 — Special Mention (OAEM)

A special mention asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Loans graded a 6 may be experiencing adverse operating trends such as declining revenues or margins or an ill-proportioned balance sheet caused by increasing accounts receivable and/or inventory balances not supported by an increase in sales revenue. Other reasons supporting this classification include adverse economic or market conditions, pending litigation or any other material structural weakness.

7 — Substandard

Substandard loans are inadequately protected by current sound net worth, paying capacity of the borrower, or pledged collateral. Loans are normally graded 7 when they have unsatisfactory characteristics causing more than acceptable levels of risk. A loan graded 7 normally has one or more well-defined weaknesses that could jeopardize repayment of the debt. The following are examples of situations that might cause a loan to be graded 7:

•	Cash flow deficiencies jeopardize future loan payments.

•	Sale of non-collateral assets has become a primary source of loan repayment.

•	The relationship has deteriorated to the point that sale of collateral is now the bank’s primary source of repayment.

•	The borrower is bankrupt, or for any other reason, future repayment is dependent on court action.

8 — Doubtful

Loans are graded 8 if they contain a weakness so serious that collection or liquidation in full is questionable. An 8 classification will result in the loan being placed in non-accrual.

9 — Loss

A 9 rating is assigned to loans considered uncollectible and of such little value that their continuance as an active bank asset is not warranted. This rating does not mean that the asset has no recovery or salvage value, but rather that the asset should be charged off now, even though partial or full recovery may be possible in the future.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

The following table presents loans by credit quality indicator at December 31, 2016.

	Pass	Special Mention	Substandard	Total
	(Dollars in Thousands)
Commercial	$24,487	$2,261	$631	$27,379
Commercial real estate
Construction	9,865	—	17	9,882
Owner occupied	18,641	265	1,330	20,236
Nonowner occupied	38,502	1,000	2,612	42,114
Consumer	15,254	1	142	15,397
Residential real estate	102,604	609	2,659	105,872
Residential construction	6,863	—	132	6,995

TOTAL	$216,216	$4,136	$7,523	$227,875

The following table presents loans by credit quality indicator at December 31, 2015.

	Pass	Special Mention	Substandard	Total
	(Dollars in Thousands)
Commercial	$26,982	$245	$1,429	$28,656
Commercial–real estate
Construction	1,317	—	—	1,317
Owner occupied	23,249	333	2,303	25,885
Non-owner occupied	48,578	715	2,629	51,922
Consumer	15,536	30	68	15,634
Residential real estate	100,027	465	3,084	103,576
Residential construction	7,170	—	74	7,244

TOTAL	$222,859	$1,788	$9,587	$234,234

The following table presents loans by past due status at December 31, 2016.

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing
	(Dollars in Thousands)
Commercial	$18	$—	$855	$873	$26,506	$27,379	$—
Commercial–real estate
Construction	41	45	—	86	9,796	9,882	—
Owner occupied	147	22	204	373	19,863	20,236	—
Non-owner occupied	206	487	969	1,662	40,452	42,114	—
Consumer	212	157	82	451	14,946	15,397	82
Residential real estate	2,323	510	575	3,408	102,464	105,872	439
Residential construction	18	39	66	123	6,872	6,995	—

TOTAL	$2,965	$1,260	$2,751	$6,976	$220,899	$227,875	$521

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

The following table presents loans by past due status at December 31, 2015.

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing
	(Dollars in Thousands)
Commercial	$—	$45	$1,099	$1,144	$27,512	$28,656	$—
Commercial real estate
Construction	—	—	—	—	1,317	1,317	—
Owner occupied	1,271	116	733	2,120	23,765	25,885	—
Nonowner occupied	—	394	970	1,364	50,558	51,922	—
Consumer	160	65	73	298	15,336	15,634	73
Residential real estate	1,275	683	1,018	2,976	100,600	103,576	692
Residential construction	180	8	—	188	7,056	7,244	—

TOTAL	$2,886	$1,311	$3,893	$8,090	$226,144	$234,234	$765

The following table presents impaired loans at December 31, 2016.

	Carrying Amount	Unpaid Principal Balance	Associated Allowance	Average Carrying Amount	Interest Income Recognized
	(Dollars in Thousands)
With no related allowance recorded:
Commercial	$495	$922	$—	$932	$6
Commercial real estate
Construction	17	17	—	17	—
Owner occupied	1,133	1,133	—	1,149	41
Nonowner occupied	2,438	2,438	—	2,463	134

Total commercial loans	$4,083	$4,510	$—	$4,561	$181

Consumer	$52	$52	$—	$59	$2
Residential real estate	1,366	1,366	—	1,393	67
Residential construction	63	63	—	66	4

Total consumer loans	$1,481	$1,481	$—	$1,518	$73

With an allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	—	—	—	—	—
Nonowner occupied	—	—	—	—	—

Total commercial loans	$—	$—	$—	$—	$—

Consumer	$—	$—	$—	$—	$—
Residential real estate	—	—	—	—	—
Residential construction	—	—	—	—	—

Total consumer loans	$—	$—	$—	$—	$—

Total:
Commercial	$495	$922	$—	$932	$6
Commercial real estate
Construction	17	17	—	17	—
Owner occupied	1,133	1,133	—	1,149	41
Nonowner occupied	2,438	2,438	—	2,463	134

Total commercial loans	$4,083	$4,510	$—	$4,561	$181

Consumer	$52	$52	$—	$59	$2
Residential real estate	1,366	1,366	—	1,393	67
Residential construction	63	63	—	66	4

Total consumer loans	$1,481	$1,481	$—	$1,518	$73

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

The following table presents impaired loans at December 31, 2015.

	Carrying Amount	Unpaid Principal Balance	Associated Allowance	Average Carrying Amount	Interest Income Recognized
	(Dollars in Thousands)
With no related allowance recorded:
Commercial	$113	$113	$—	$121	$8
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,164	1,164	—	1,181	44
Nonowner occupied	2,396	2,396	—	2,423	93

Total commercial loans	$3,673	$3,673	$—	$3,725	$145

Consumer	$22	$22	$—	$29	$2
Residential real estate	1,010	1,010	—	1,035	34
Residential construction	69	69	—	71	5

Total consumer loans	$1,101	$1,101	$—	$1,135	$41

With an allowance recorded:
Commercial	$1,065	$1,065	$441	$1,067	$11
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	1,800	1,800	677	1,826	29
Nonowner occupied	55	55	—	59	2

Total commercial loans	$2,920	$2,920	$1,118	$2,952	$42

Consumer	$—	$—	$—	$—	$—
Residential real estate	582	582	93	604	11
Residential construction	—	—	—	—	—

Total consumer loans	$582	$582	$93	$604	$11

Total:
Commercial	$1,178	$1,178	$441	$1,188	$19
Commercial real estate
Construction	—	—	—	—	—
Owner occupied	2,964	2,964	677	3,007	73
Nonowner occupied	2,451	2,451	—	2,482	95

Total commercial loans	$6,593	$6,593	$1,118	$6,677	$187

Consumer	$22	$22	$—	$29	$2
Residential real estate	1,592	1,592	93	1,639	45
Residential construction	69	69	—	71	5

Total consumer loans	$1,683	$1,683	$93	$1,739	$52

The following table presents nonaccrual loans, accruing loans past due 90 days or more, and restructured loans at December 31:

	2016	2015
	(Dollars in Thousands)
Nonaccrual loans	$2,301	$5,060
Accruing loans past due 90 days or more	$521	$765
Restructured loans (accruing)	$2,451	$2,172

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

The following table presents the composition of nonaccrual loans at December 31, 2016 and 2015.

	December 31,
	2016	2015
	(Dollars in Thousands)
Commercial	$428	$1,099
Commercial real estate
Construction	—	—
Owner occupied	204	2,004
Nonowner occupied	969	969

Total commercial loans	$1,601	$4,072
Consumer	$28	$34
Residential real estate	603	948
Residential construction	69	6

Total consumer loans	$700	$988

TOTAL NONACCRUAL LOANS	$2,301	$5,060

In addition to the review of credit quality through the credit review process, we construct a comprehensive allowance analysis for the loan portfolio at least quarterly. The procedures that we use entail preparation of a loan “watch” list and assigning each loan a classification. Commercial loans with an aggregate loan balance in excess of $250,000 that meet one or more of the following conditions require the completion of a Problem Loan Report and an impairment analysis by Credit Administration with the assistance of the responsible lender. The conditions are as follows:

a.	Commercial loans graded OAEM, Substandard, Doubtful or Loss

b.	Commercial loan in non-accrual status

c.	Commercial loans deemed impaired

d.	Commercial loans past due greater than 90 days

e.	Trouble debt restructures

f.	Other mitigating circumstances i.e. bankruptcy, death of borrower/guarantor, etc.

The portfolio is segregated into loan pools consisting of commercial loans, commercial real estate owner occupied loans, commercial real estate non-owner occupied loans, commercial construction and land development loans, residential real estate loans, residential construction loans and consumer loans. A five-year historical net charge-off percentage of each category is compiled. This data is then used to establish an average charge off percentage for each category.

The loans specified on the loan “watch” list are then assigned a classification that is intended to be representative of the degree of risk associated with that particular loan(s). An on-going three-year migration analysis of the pools of loans graded OAEM, Substandard, Doubtful and Loss as compared to their historical charge-offs is completed annually. This three-year average percentage is then applied to the respective loan pool.

We review concentrations of credit, classes of loans and pledged collateral to determine the existence of any deterioration. In addition, we consider volume and trends in delinquencies and nonaccrual loans, the loan portfolio composition, loan volume and maturity of the portfolio, national and local economic conditions and the experience, ability and depth of our lending management and staff.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

The following tables summarize changes in the allowance for loan losses applicable to each category of the loan portfolio:

	For the Year Ended December 31, 2016
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Balance at beginning of period	$937	$1,657	$207	$596	$139	$16	$3,552
Provision for loan losses	26	(321)	139	278	167	412	701
Recoveries on loans previously charged off	—	30	26	8	—	—	64
Loans charged off	(550)	(626)	(155)	(422)	(63)	—	(1,816)

Balance at end of period	$413	$740	$217	$460	$243	$428	$2,501

	For the Year Ended December 31, 2015
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Balance at beginning of period	$443	$1,143	$140	$716	$206	$774	$3,422
Provision for loan losses	478	433	164	33	(67)	(758)	283
Recoveries on loans previously charged off	17	81	27	17	—	—	142
Loans charged off	(1)	—	(124)	(170)	—	—	(295)

Balance at end of period	$937	$1,657	$207	$596	$139	$16	$3,552

The following table presents the allocation of the allowance for loan losses at December 31, 2016 and 2015.

	December 31, 2016
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Reserve ending balance	$413	$740	$217	$460	$243	$428	$2,501
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	$413	$740	$217	$460	$243	$428	$2,501

Principal balance outstanding:
Individually evaluated for impairment	$495	$3,571	$52	$1,366	$80	$—	$5,564
Collectively evaluated for impairment	26,884	58,779	15,345	104,506	16,797	—	222,311

Total loans	$27,379	$62,350	$15,397	$105,872	$16,877	$—	$227,875

	December 31, 2015
	Commercial	Commercial Real Estate	Consumer	Residential Real Estate	Construction	Unallocated	Total
	(Dollars in Thousands)
Reserve ending balance	$937	$1,657	$207	$596	$139	$16	$3,552
Individually evaluated for impairment	$441	$677	$—	$93	$—	$—	$1,211
Collectively evaluated for impairment	$496	$980	$207	$503	$139	$16	$2,341

Principal balance outstanding:
Individually evaluated for impairment	$1,178	$5,415	$22	$1,592	$69	$—	$8,276
Collectively evaluated for impairment	$27,478	$72,392	$15,612	$101,984	$8,492	$—	$225,958

Total loans	$28,656	$77,807	$15,634	$103,576	$8,561	$—	$234,234

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

The Company’s loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (TDR), where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s collection activities and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.

When the Company modifies a loan, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the operation or liquidation of the collateral. In these cases management uses the current fair value of the collateral, less selling costs, instead of discounted cash flows. If management determines that the value of the modified loan is less than the recorded investment in the loan, net of charge-offs, deferred loan fees or costs and unamortized premium or discount, impairment is recognized by segment or class of loan, as applicable, through an allowance estimate or a charge-off to the allowance. Segment and class status is determined by the loan’s classification at origination.

The following tables include the recorded investment and number of modifications for these loans by type of concession. The Company reports the recorded investment in the loans prior to modifications and also the recorded investment in the loans after the loans were restructured. There were no modifications for troubled debt restructurings within the previous year where concessions were made and subsequently defaulted in the current reporting period for the years ended December 31, 2016 or 2015, respectively.

Troubled debt restructurings

For the Years Ended December 31, 2016 and 2015

	2016			2015
	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
		(Dollars in Thousands)			(Dollars in Thousands)
Interest Only Period Provided
Commercial	—	$—	$—	—	$—	$—
Commercial–real estate Construction	—	—	—	—	—	—
Owner occupied	—	—	—	—	—	—
Non-owner occupied	1	113	113	—	—	—
Consumer	—	—	—	—	—	—
Residential real estate	—	—	—	—	—	—
Residential construction	—	—	—	—	—	—

TOTAL	1	$113	$113	—	$—	$—

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

3. Loans and Allowance for Loan Losses (continued)

	2016			2015
	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number Of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
Loan Term Extension
Commercial	—	$—	$—	—	$—	$—
Commercial–real estate Construction	1	17	17	—	—	—
Owner occupied	—	—	—	—	—	—
Non-owner occupied	—	—	—	—	—	—
Consumer	4	55	39	2	12	9
Residential real estate	6	391	487	1	68	67
Residential construction	—	—	—	—	—	—

TOTAL	11	$463	$543	3	$80	$76

Foreclosed properties as of December 31, 2016, included 13 residential real estate properties totaling $1,031,000. Foreclosed properties as of December 31, 2015, included 17 residential real estate properties totaling $1,252,000.

Consumer mortgage loans secured by residential real estate properties that were in the process of foreclosure as of December 31, 2016 and 2015, totaled $148,000 and $113,000, respectively.

4. Premises and Equipment

Premises and equipment at December 31, 2016 and 2015 consisted of the following:

	December 31,
	2016	2015
	(Dollars in Thousands)
Land	$2,552	$2,552
Buildings and improvements	16,422	16,281
Equipment and fixtures	6,251	6,405

Total	25,225	25,238

Less accumulated depreciation	14,655	14,037

NET PREMISES AND EQUIPMENT	$10,570	$11,201

Depreciation charged to operating expense amounted to $795,000 in 2016 and $849,000 in 2015.

Certain premises and equipment are utilized under long-term operating leases. The aggregate minimum annual rental commitments under those leases total approximately $75,000 in 2017, $72,000 in 2018, $58,000 in 2019, $46,000 in 2020 and $41,000 in 2021. Total net rent expense included in the accompanying consolidated financial statements was $74,000 in 2016 and $73,000 in 2015.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

4. Premises and Equipment (Continued)

The following provides information for equipment that is determined to be utilized under long term capital leases.

Assets			Liabilities
	December 31,			December 31,
	2016	2015		2016	2015
	(Dollars in Thousands)			(Dollars in Thousands)
Leased property, less accumulated amortization	$31	$122	Current Obligations	$31	$95
			Noncurrent Obligations	$—	$30

The following is an analysis of the leased property under capital leases by major classes:

	Asset balances at December 31,
Classes of Property	2016	2015
	(Dollars in Thousands)
Equipment	$381	$530
Less: Accumulated amortization	(350)	(408)

Net equipment	$31	$122

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2016.

(Dollars in Thousands)
Year ending December 31:
2016	$48
2017	—
Later years	—

Total minimum lease payments	48
Less: Amount representing estimated executory costs (such as taxes, maintenance, and insurance), including profit thereon, included in total minimum lease payments.	17

Net minimum lease payments	31
Less: Amount representing interest (1)	—

Present value of net minimum lease payments (2)	$31

1:	Amount necessary to reduce minimum lease payments to present value calculated at the Company’s incremental borrowing rate at the inception of the lease.
2:	Reflected in the statements of financial condition as other borrowings.

5. Deposits

Deposits at December 31, 2016 and 2015 were as follows:

	December 31,
	2016	2015
	(Dollars in Thousands)
Individuals, partnerships and corporations:
Demand deposits	$57,765	$54,044
Time and savings deposits	271,735	274,286
U. S. Government	6	—
States and political subdivisions	15,414	20,163
Due to banks	—	240
Certified and official checks	2,065	1,527

TOTAL DEPOSITS	$346,985	$350,260

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

5. Deposits (continued)

The scheduled maturities of time deposits at December 31, 2016 were as follows:

(Dollars in Thousands)
2017	$61,395
2018	19,393
2019	10,000
2020	10,260
2021	10,786
Thereafter	18

TOTAL TIME DEPOSITS	$111,852

Time deposits include certificates of deposit issued in amounts of $250,000 or more totaling approximately $6,949,000 and $11,974,000 at December 31, 2016 and 2015, respectively. At December 31, 2016, deposits of executive officers, directors and their related interests were $5,673,000. At December 31, 2015, deposits of executive officers, directors and their related interests were $4,826,000.

6. Post Employment Benefits

The Corporation has a noncontributory pension plan covering all eligible employees with six months of service who have attained the age of twenty and one-half. Contributions to the plan are based on computations by independent actuarial consultants. The plan’s assets include common stock, fixed income securities, short-term investments and cash.

The Corporation sponsors two defined benefit post retirement plans that cover both salaried and nonsalaried employees. One plan provides medical benefits, and the other provides life insurance benefits. The post retirement health care plan is contributory and the life insurance plan is noncontributory. The health plan has an annual limitation (a “cap”) on the dollar amount of the employer’s share of the cost of covered benefits incurred by a plan participant. The retiree is responsible, therefore, for the amount by which the cost of the benefit coverage under the plan incurred during a year exceeds that cap. No health care cost increases have been factored into the health plan’s actuarial calculations due to this cap.

The following table outlines the changes in the Corporation’s postemployment benefit plan obligations, assets and funded status for the years ended December 31, 2016 and 2015, and the assumptions and components of net periodic benefit costs for the two years in the period ended December 31, 2016.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

6. Post Employment Benefits (continued)

	Pension Benefits		Other Postretirement Benefits
	2016	2015	2016	2015
	(Dollars in Thousands)
Change in projected benefit obligation
Projected benefit obligation at beginning of year	$10,701	$10,976	$1,095	$1,241
Service cost	—	—	10	14
Interest cost	420	401	45	48
Actuarial (gain) loss	(214)	42	(60)	(165)
Periodic benefits paid	(267)	(268)	(35)	(43)
Lump sum benefits paid	(10,640)	(473)	—	—
Effect of settlement	—	23	—	—

Projected benefit obligation at end of year	—	10,701	1,055	1,095

Change in plan asset
Fair value of plan assets at beginning of year	9,289	10,268	—	—
Actual return on plan assets	452	(238)	—	—
Employer contribution	1,166	—	35	43
Periodic benefits paid	(267)	(268)	(35)	(43)
Lump sum benefits paid	(10,640)	(473)	—	—

Fair value of plan assets at end of year	—	9,289	—	—

Funded status	—	(1,412)	(1,055)	(1,095)
Unrecognized net actuarial (gain) loss	—	5,796	(349)	(324)
Unrecognized prior service cost	—	—	—	—
Unrecognized transition obligation	—	—	—	—

Prepaid (accrued) benefit cost	—	$4,384	$(1,404)	$(1,419)

The defined benefit pension plan’s accumulated benefit obligation was $-0- at December 31, 2016, and $10,701,000 at December 31, 2015.

During 2011 the Corporation amended the defined benefit pension plan to freeze all accruals and to close the plan to new entrants.

In 2016, the pension plan was terminated in accordance with the merger agreement disclosed at Note 12. All benefits were paid and obligations of the plan were settled as of December 31, 2016. The Corporation recognized $5,459,000 in additional settlement and plan termination charges for the year ended December 31, 2016. During 2015, significant lump-sum distributions from the Corporation’s employee pension plan triggered accelerated recognition of previously deferred actuarial losses. The Corporation recognized $256,000 in additional settlement charges for the year ended December 31, 2015.

The Corporation made no discretionary contributions to the pension plan in 2016.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

6. Post Employment Benefits (continued)

	Pension Benefits		Other Postretirement Benefits
	2016	2015	2016	2015
	(Dollars in Thousands)
Actuarial assumptions
Discount rate	N/A	4.16%	4.02%	4.17%
Expected return on plan assets	N/A	5.50%	N/A	N/A
Rate of compensation increase	N/A	N/A	N/A	N/A

Components of net periodic benefit cost
Service cost	$—	$—	$10	$14
Interest cost	420	401	45	48
Expected return on plan assets	(477)	(548)	—	—
Amortization of prior service cost	—	—	—	—
Amortization of transition obligation	—	—	—	—
Recognized net actuarial (gain) loss	148	137	(36)	(5)
Settlement/plan termination cost	5,459	256	—	—

Net periodic benefit cost (income)	$5,550	$246	$19	$57

Included in Accumulated Other Comprehensive Loss at December 31, 2016 and 2015 are the following non-cash pretax charges which have not yet been recognized in net periodic benefit cost. Also presented is the estimated portion of each component of Accumulated Other Comprehensive Loss which is expected to be recognized as a component of net periodic benefit cost during the year-ending December 31, 2016.

	Amt. recognized in Acc. Other Comp. Loss at Dec 31, 2016	Amt. recognized in Acc. Other Comp. Loss at Dec 31, 2015	Amount expected to be charged to net periodic cost in 2017
	(Dollars in Thousands)
Pension Benefits:
Net actuarial losses	$—	$5,796	$—
Other Postretirement Benefits:
Net actuarial gains	$349	$(324)	$(41)

The expected benefits to be paid under the Corporation’s postemployment benefit plans are as follows:

	Pension Benefits	Other Postretirement Benefits
	(Dollars in Thousands)
2017	$—	$51
2018	$—	$50
2019	$—	$49
2020	$—	$49
2021	$—	$50
2022-2026	$—	$271

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

6. Post Employment Benefits (continued)

The asset allocation for the defined benefit pension plan for the years ended December 31, 2016 and 2015, by asset category, is as follows:

ASSET CATEGORY

	Percentage of Plan Assets
	2016	2015
Equity securities	N/A	63%
Debt securities	N/A	32
Other	N/A	5

Total	N/A	100%

The investment objective for the defined benefit pension plan is to maximize total return with tolerance for slightly above average risk. Asset allocation strongly favors equities, with a target allocation of approximately 65% equity securities, 25% fixed income securities, and 10% cash and cash equivalents. Due to volatility in the market, the target allocation is not always desirable and asset allocations will fluctuate between the acceptable ranges. A core equity position of large cap stocks will be maintained. However, more aggressive or volatile sectors will be meaningfully represented in the asset mix in pursuit of higher returns. Higher volatility investment strategies such as real estate mortgages, limited partnerships, and international equities will be appropriate strategies in conjunction with the core position. It is management’s intent to give the investment managers flexibility within the overall guidelines with respect to investment decisions and their timing. The defined benefit pension plan holds no investments in the Corporation’s common stock.

The following table presents fair value information about the Company’s defined benefit pension plan assets by asset category as of December 31, 2015.

		Fair Value Measurements at December 31, 2015, Using:
Description	Fair Value December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
Equity securities	$4,670	$4,670	$—	$—
Indexed funds	1,961	1,961	—	—
Debt securities	1,282	—	1,282	—
Preferred stocks	780	—	780	—
Other investments, includes cash and cash equivalents	596	596	—	—

Total	$9,289	$7,227	$2,062	$—

Equity securities and indexed funds: Valued at the closing prices reported on the active market on which the individual securities are traded.

All other investments: Valued at fair value based on models that consider criteria such as dealer quotes, available trade date, issuer credit worthiness, and bond and swap yield curves.

The Corporation maintains a qualified 401(k) retirement savings plan. All employees age 21 and over are eligible to participate on a voluntary basis. The Corporation adopted a safe-harbor match of 100% up to 6% of compensation for 2016 and 2015. Total amounts charged to operating expense for payments pursuant to this plan were approximately $221,000 in 2016 and $228,000 in 2015.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

7. Income Taxes

The provision for income taxes consisted of the following:

	Years Ended December 31,
	2016	2015
	(Dollars in Thousands)
Tax provision attributed to income from operations:
Current:
Federal	$497	$964
State	53	91
Deferred expense (benefit)	(1,393)	(15)

PROVISION FOR INCOME TAXES	$(843)	$1,040

The components of deferred tax assets and liabilities at December 31, 2016 and 2015 were as follows:

	2016	2015
	(Dollars in Thousands)
Allowance for loan losses	$612	$947
Retirement plans	392	935
Unrealized losses on securities available for sale	177	94
Other	160	192

Gross deferred tax assets	1,341	2,168
Depreciation	(3)	(159)
Goodwill	(1,933)	(1,933)
Other	(270)	(246)

Gross deferred tax liabilities	(2,206)	(2,338)

NET DEFERRED TAX ASSET (LIABILITY)	$(865)	$(170)

The principal differences between the effective tax rate and the federal statutory rate were as follows:

	Years Ended December 31,
	2016		2015
	(Dollars in Thousands)
	Amount	%	Amount	%
Provision at statutory rate	$(681)	34	$1,144	34
Tax-exempt interest income from certain investment securities and loans	(239)	12	(241)	(7)
State income tax expense, net of federal benefit	(85)	4	55	2
Merger costs	156	(8)	—	—
Other, net	6	—	82	2

PROVISION FOR INCOME TAXES	$(843)	42	$1,040	31

8. Commitments and Contingencies

In the normal course of business, the Corporation is involved in various legal suits and proceedings. In the opinion of management, based on the advice of legal counsel, these suits are without substantial merit and should not result in judgments which in the aggregate would have a material adverse effect on the Corporation’s financial statements.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

9. Financial Instruments, Concentrations of Credit and Fair Values

The subsidiary of the Corporation is party to various financial instruments with off-balance sheet risk arising in the normal course of business to meet the financing needs of its customers. Those financial instruments include commitments to extend credit in the form of unused lines of credit and financial standby letters of credit. These instruments contain various elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

Unused lines of credit represent agreements to lend to a customer as long as there is no violation of any condition established in the contract, and generally have fixed expiration dates or other termination clauses and may require payment of a fee. Financial standby letters of credit are conditional commitments issued by the subsidiary to guarantee the financial performance of a customer to a third party. Those guarantees are primarily used to support public and private borrowing arrangements.

The subsidiary’s exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is the contractual amount of those instruments. The subsidiary uses the same credit policies in making commitments and conditional obligations that it does for on-balance sheet instruments.

The components of the Corporation’s off-balance sheet financial commitments at December 31, 2016 and 2015 are as follows:

	December 31,
	2016	2015
	(Dollars in Thousands)
Unused lines of credit
Home equity lines	$4,710	$4,816
Commercial real estate, construction and land development secured by real estate	3,371	14,507
Other unused commitments	33,798	25,820

Total unused lines of credit	$41,879	$45,143

Financial standby letters of credit	$1,175	$1,381

The carrying amount and fair value of financial standby letters of credit was $4,000 and $9,000 at December 31, 2016 and 2015, respectively. Also, at December 31, 2016 and 2015, the Corporation had residential mortgage loan commitments outstanding of $953,000 and $678,000, respectively. Derivative financial instruments related to these commitments were $5,000 at December 31, 2016 and $2,000 at December 31, 2015, respectively.

The Corporation’s subsidiary grants various types of credit including, but not limited to, agriculture, commercial, consumer, and residential loans to customers primarily located throughout southern West Virginia and southwestern Virginia. Each customer’s creditworthiness is examined on a case by case basis. The amount of collateral obtained, if any, is determined by management’s credit evaluation of the customer. Collateral held varies, but may include property, accounts receivable, inventory, plant and equipment, securities, or other income producing property. The loan portfolio is generally well diversified and geographically dispersed within the region. Within each specific industry, borrowers are well diversified as to specialty, service, or other unique features of the overall industry.

A substantial portion of the customers’ ability to honor their contractual commitment is largely dependent upon the economic conditions of the respective industry and overall economic conditions of the region. At December 31, 2016, the Corporation had concentrations of $29,276,000, or 63.6% of stockholders’ equity in loans to lessors of residential real property, $17,834,000, or 38.8% of stockholders’ equity in loans to lessors of nonresidential real property, and $11,454,000 or 24.9% of stockholders equity in loans to hotel and motel owner/operators. These concentrations are diversified by geography throughout the Mid-Atlantic region.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

9. Financial Instruments, Concentrations of Credit and Fair Values (continued)

Accounting standards require the disclosure of the estimated fair value of on and off-balance sheet financial instruments. For the Corporation, as for most financial institutions, most of its assets and liabilities are considered financial instruments. Most of the Corporation’s financial instruments, however, lack an available trading market characterized by a willing buyer and a willing seller engaging in an exchange transaction. It is also the Corporation’s general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Corporation for the purposes of this disclosure.

Fair values are based on quoted market prices for similar instruments or estimated using discounted cash flow analysis. The discount rates used are estimated using comparable market rates for similar types of instruments adjusted to be commensurate with the credit risk, overhead costs, and optionality of such instruments.

The estimated fair value and the recorded book balances at December 31, 2016 and 2015 were as follows:

	2016		2015
	Estimated Fair Value	Carrying Amount	Estimated Fair Value	Carrying Amount
	(Dollars in Thousands)
Assets:
Cash and cash equivalents	$50,551	$50,551	$38,660	$38,660
Securities available for sale	69,587	69,587	77,535	77,535
Securities held to maturity	34,667	34,606	35,256	34,632
Federal Home Loan Bank and Federal Reserve Bank stock	581	581	593	593
Net loans	230,642	225,374	236,263	230,682
Accrued interest receivable	1,168	1,168	1,178	1,178
Liabilities:
Noninterest-bearing deposits	$63,253	$63,253	$58,825	$58,825
Deposits with no stated maturities	171,880	171,880	165,501	165,501
Deposits with stated maturities	109,782	111,852	124,692	125,934
Short-term borrowings	9,447	9,447	7,424	7,424
Accrued interest payable	35	35	35	35

The estimation methodologies used to determine fair value are as follows: For those loans and deposits with floating interest rates it was presumed that the estimated fair value generally approximated the recorded book balances. Securities actively traded in a secondary market have been valued using quoted available market prices. Deposits with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market rates for similar assets and liabilities. Deposits with no stated maturities have an estimated fair value equal to the amount payable on demand which is the recorded book balance. The net loan portfolio has been valued using a present value discounted cash flow. The discount rate used in these calculations is the federal funds sold rate adjusted for noninterest operating costs, credit losses, and assumed prepayment risk. Fair values for nonperforming loans are estimated using discounted cash flow analysis, or underlying collateral values, where applicable. Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

9. Financial Instruments, Concentrations of Credit and Fair Values (continued)

The Corporation utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Corporation may be required to record at fair value other assets on a nonrecurring basis. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

The Corporation groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available-for-Sale:

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Loans:

The Corporation does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. The fair value of impaired loans is estimated using one of several methods, including collateral value, recent appraisal value and/or tax assessed value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2016, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

9. Financial Instruments, Concentrations of Credit and Fair Values (continued)

When the fair value of the collateral is based on an observable market price or a current appraised value, the Corporation records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Corporation records the impaired loan as nonrecurring Level 3.

Foreclosed Assets / Repossessions:

Foreclosed assets and repossessions are adjusted to fair value upon transfer of the loans to foreclosed assets and repossessions. Subsequently, foreclosed assets and repossessions are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the asset or management’s estimation of the value of the asset. When the fair value of the collateral is based on an observable market price or a current appraised value, the Corporation records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the asset is further impaired below the appraised value and there is no observable market price, the Corporation records the foreclosed asset or repossession as nonrecurring Level 3.

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring and nonrecurring basis as of December 31, 2016 and 2015, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value.

		Fair Value Measurements at December 31, 2016, Using:
Description	Fair Value December 31, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
Assets and liabilities measured on a recurring basis:
Available-for-sale securities	$69,587	$—	$69,587	$—

Total	$69,587	$—	$69,587	$—

Assets and liabilities measured on a nonrecurring basis:
Impaired loans, net	$5,564	$—	$5,564	$—
Foreclosures and repossessions	4,901	—	2,215	2,686

Total	$10,465	$—	$7,779	$2,686

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

9. Financial Instruments, Concentrations of Credit and Fair Values (continued)

		Fair Value Measurements at December 31, 2015, Using:
Description	Fair Value December 31, 2015	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in Thousands)
Assets and liabilities measured on a recurring basis:
Available-for-sale securities	$77,535	$—	$77,535	$—

Total	$77,535	$—	$77,535	$—

Assets and liabilities measured on a nonrecurring basis:
Impaired loans, net	$7,065	$—	$7,065	$—
Foreclosures and repossessions	4,905	—	2,779	2,126

Total	$11,970	$—	$9,844	$2,126

10. Regulatory Matters

The Corporation’s principal source of funds for dividend payment and debt service is dividends received from the subsidiary bank.

Under applicable federal and state laws, the payment of dividends by FCB to the Corporation is restricted in any calendar year to the net profits of that year, as defined, combined with the retained net profits of the two preceding years. At December 31, 2016, FCB had retained net profits for the years 2016 and 2015, of approximately $(2,112,000) and $2,256,000, respectively.

The Corporation and its subsidiary are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct and material effect on the Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and its subsidiary must meet specific capital guidelines that involve quantitative measures of the Corporation’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Effective January 1, 2015 (with some changes transitioned into full effectiveness over two to four years), the Bank became subject to new capital requirements with the implementation of BASEL III. These new requirements create a new required ratio for common equity Tier 1 (“CETI”) capital, increase the leverage and Tier 1 capital ratios, change the risk weight of certain assets for purposes of the risk-based capital ratios, create an additional capital conservation buffer over the required capital ratios and change what qualifies as capital for purposes of meeting these various capital requirements. Beginning in 2016, failure to maintain the required capital conservation buffer will limit the ability of the Bank to pay dividends, repurchase shares or pay discretionary bonuses. The Company is exempt from consolidated capital requirements as those requirements do not apply to certain small savings and loan holding companies with assets under $1 billion.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

10. Regulatory Matters (continued)

Under the new capital regulations, the minimum capital ratios are: (1) CETI capital ratio of 4.5% of risk-weighted assets (new); (2) a Tier 1 ratio of 6.0% of risk-weighted assets (increased from 4.0%): (3) a total capital ratio of 8.0% of risk-weighted assets (unchanged); and (4) a leverage ratio of 4.0% (unchanged). CETI generally consists of common stock and retained earnings, subject to applicable regulatory adjustments and deductions.

There are a number of changes in what constitutes regulatory capital, some of which are subject to transition periods. These changes include the phasing-out of certain instruments as qualifying capital. The Bank does not use any of these instruments. Under the new requirements for total capital, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital. Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of CETI will be deducted from capital. The Bank has elected to permanently opt-out of the inclusion of accumulated other comprehensive income in our capital calculations, as permitted by the regulations. This opt-out will reduce the impact of market volatility on our regulatory capital levels.

The new requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures. These include a 150% risk weight (increased from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and for non-residential mortgage loans that are 90 days past due or otherwise in non-accrual status; a 20% (increased from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable; a 250% risk weight (increased from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk weights (0% to 600%) for equity exposures.

In addition to the minimum CETI, Tier 1 and total capital ratios, the Bank will have to maintain a capital conservation buffer consisting of additional CETI capital greater than 2.5% of risk-weighted assets above the required minimum levels in order to avoid limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses based on percentages of eligible retained income that could be utilized for such actions. This new capital conservation buffer requirement was phased in beginning in January 2016 at 0.625% of risk-weighted assets and increasing each year until fully implemented in January 2019.

The prompt corrective action standards also changed effective January 1, 2015. Under the new standards, in order to be considered well-capitalized, the Bank must have a CETI ratio of 6.5% (new), a Tier 1 ratio of 8.0% (increased from 6.0%), a total risk-based capital ratio of 10.0% (unchanged) and a leverage ratio of 5.0% (unchanged). The Bank meets all these new requirements, including the full capital conservation buffer.

At its most recent regulatory examination FCB received notification from its primary regulator that it was well–capitalized under the regulatory framework for prompt corrective action. To be adequately capitalized, minimum total risk–based, Tier I risk–based, and Tier I leverage ratios as set forth in the following table must be maintained. There are no conditions or events since the recent notification that management believes have changed the institution’s category.

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

10. Regulatory Matters (continued)

			For Capital Adequacy Purposes				To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio		Amount		Ratio
	(Dollars in Thousands)
As of December 31, 2016
Total Capital (to Risk Weighted Assets):
Consolidated	$45,362	19.17%	≥	18,933	≥	8.00%
First Century Bank	$44,142	18.72%	≥	18,869	≥	8.00%	≥	23,586	≥	10.00%
Tier I Capital (to Risk Weighted Assets):
Consolidated	$42,851	18.11%	≥	14,199	≥	6.00%
First Century Bank	$41,631	17.65%	≥	14,152	≥	6.00%	≥	18,869	≥	8.00%
Tier I Capital (to Average Assets):
Consolidated	$42,851	10.56%	≥	16,238	≥	4.00%
First Century Bank	$41,631	10.26%	≥	16,238	≥	4.00%	≥	20,297	≥	5.00%
Common Equity Tier I Capital (to Risk Weighted Assets):
Consolidated	$42,851	18.11%	≥	10,650	≥	4.50%
First Century Bank	$41,631	17.65%	≥	10,614	≥	4.50%	≥	15,331	≥	6.50%

	Actual		For Capital Adequacy Purposes				To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio		Amount		Ratio
	(Dollars in Thousands)
As of December 31, 2015:
Tier I Capital (to Average Assets):
Consolidated	$48,706	19.83%	≥	$19,646	≥	8.00%
First Century Bank	$47,415	19.31%	≥	$19,644	≥	8.00%	≥	$24,555	≥	10.00%
Tier I Capital (to Average Assets):
Consolidated	$45,630	18.58%	≥	$14,734	≥	6.00%
First Century Bank	$44,340	18.06%	≥	$14,733	≥	6.00%	≥	$19,644	≥	8.00%
Tier I Capital (to Average Assets):
Consolidated	$45,630	11.26%	≥	$16,212	≥	4.00%
First Century Bank	$44,340	10.94%	≥	$16,212	≥	4.00%	≥	$20,265	≥	5.00%
Tier I Capital (to Average Assets):
Consolidated	$45,630	18.58%	≥	$11,051	≥	4.50%
First Century Bank	$44,340	18.06%	≥	$11,050	≥	4.50%	≥	$15,961	≥	6.50%

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

11. Parent Company Financial Data

Condensed financial information of First Century Bankshares, Inc. (parent company only) is presented below:

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2016	2015
	(Dollars in Thousands)
Assets:
Cash	$456	$614
Investment in subsidiary at equity	44,802	44,001
Other assets	830	802

TOTAL ASSETS	$46,088	$45,417

Liabilities:
Other liabilities	$67	$126

TOTAL LIABILITIES	67	126

Stockholders’ Equity:
Common stock–$1.25 par value; 10,000,000 shares authorized and 2,000,000 shares issued at December 31, 2016 and 2015; and 1,903,120 shares outstanding at December 31, 2016, and 2015	2,500	2,500
Paid-in capital	757	757
Retained earnings	45,044	44,314
Treasury stock, at cost; 96,880 shares at December 31, 2016 and 2015	(2,280)	(2,280)

TOTAL STOCKHOLDERS’ EQUITY	46,021	45,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,088	$45,417

STATEMENTS OF INCOME

	Years Ended December 31,
	2016	2015
	(Dollars in Thousands)
Income:
Dividends from subsidiary bank	$2,000	$1,850

TOTAL INCOME	2,000	1,850

Expenses:
Merger related expenses	419
Other	63	186

TOTAL EXPENSES	482	186

Applicable income tax benefits	(29)	(66)

Income before equity in undistributed net income of subsidiaries	1,547	1,730

Equity in undistributed net income of subsidiary	(2,708)	596

NET INCOME (LOSS)	$(1,161)	$2,326

First Century Bankshares, Inc.

Notes to Consolidated Financial Statements

11. Parent Company Financial Data (continued)

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
	(Dollars in Thousands)
Cash flows from operating activities
Net income	$(1,161)	$2,326
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income of subsidiary	2,708	(596)
Other adjustments, net	(87)	(23)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,460	1,707

Cash flows from financing activities
Cash dividends paid	(1,618)	(1,580)

NET CASH USED BY FINANCING ACTIVITIES	(1,618)	(1,580)

Net increase in cash	(158)	127
Cash at January 1,	614	487

Cash at December 31,	$456	$614

12. Pending Merger

On June 1, 2016, the Company entered into a definitive merger agreement with Summit Financial Group, Inc. (“Summit”) with Summit acquiring all of the outstanding shares of common stock of the Company in exchange for cash in the amount of $22.50 per share or 1.2433 shares of Summit common stock. Consideration, in the form of cash or Summit common stock or a combination, to result in approximately 35% cash and 65% stock consideration in the aggregate, is to be adjusted as of the effective date of the merger in the event adjusted shareholders’ equity deviates materially from the targeted shareholders’ equity mutually determined by the parties. Subject to satisfaction of customary closing conditions, as stated in the merger agreement, the transaction is expected to close April 1, 2017. In accordance with the merger agreement, the Company or Summit may terminate the merger agreement due to certain occurrences or if the merger is not completed by the closing date. The Company may incur a termination fee of $1,500,000 under certain circumstances. Following the consummation of the merger, the Company’s wholly-owned subsidiary, First Century Bank, Inc. will be consolidated with Summit’s bank subsidiary, Summit Community Bank, Inc.

The Company engaged Sandler O’Neill & Partners, L.P. (Sandler) as its financial advisor in connection with the merger. In accordance with the terms of the engagement and contingent upon the merger closing, the Company will pay Sandler an advisory fee based on the final purchase price of the Company’s Stock, which based on financial data as of December 31, 2016, is estimated to be $630,000.